     As filed with the Securities and Exchange Commission on July 31, 1996

                                                      Registration No. 333-_____


                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                      __________________________________

                                 F O R M  S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ENVIROGEN, INC.
                                ---------------
              (Exact name of issuer as specified in its charter)


          Delaware                                        22-2899415
          --------                                        ----------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization                             Identification No.)

                            4100 Quakerbridge Road
                           Lawrenceville, NJ  08648
                           ------------------------
              (Address of principal executive offices) (Zip Code)



                     ENVIROGEN, INC. 1990 INCENTIVE STOCK
                  OPTION AND NON-QUALIFIED STOCK OPTION PLAN
                  ------------------------------------------
                           (Full title of the plan)

                         Harcharan S. Gill, President
                                Envirogen, Inc.
                            4100 Quakerbridge Road
                           Lawrenceville, NJ  08648
                           ------------------------
                    (Name and address of agent for service)

 Telephone number, including area code, of agent for service:  (609) 936-9300
                                                               --------------

                 Please send copies of all communications to:

                         John E. Stoddard III, Esquire
                            Drinker Biddle & Reath
                         Suite 400, 47 Hulfish Street
                           Princeton, NJ  08542-0627

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

                                               Proposed maximum       Proposed maximum
  Title of securities to   Amount to be      offering price per     aggregate offering   Amount of
  be registered            registered (1)             share (2)              price (2)   registration fee (2)
- -------------------------------------------------------------------------------------------------------------
  Common Stock, $.01
  par value                1,300,000          270,600 @ $1.71                 $462,726   $1,218
                                                3,220 @ $1.72                    5,538
                                               15,000 @ $1.83                   27,450
                                                4,000 @ $2.31                    9,240
                                              130,000 @ $2.75                  357,500
                                              100,000 @ $2.82                  282,000
                                                4,000 @ $3.00                   12,000
                                               40,000 @ $3.22                  128,800
                                                1,500 @ $3.29                    4,935
                                                1,500 @ $3.50                    5,250
                                                7,250 @ $3.75                   27,188
                                               23,550 @ $3.81                   89,726
                                              253,000 @ $3.85                  974,050
                                              446,380 @ $2.57                1,147,197
- -------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.

(2) Calculated pursuant to Rule 457(h). As to shares subject to outstanding but unexercised options, the price and fee are computed based upon the price at which such options may be exercised. As to the remaining shares, the price and fee are computed based upon $2.57 per share, the average of the high and low sales prices of a share Common Stock of the Registrant on the Nasdaq Small Cap Market on July 29, 1996.

     Pursuant to General Instruction E (Registration of Additional Securities) to Form S-8, the Registrant hereby incorporates by reference the contents of its Registration Statement on Form S-8 (Registration No. 33-54708) relating to its 1990 Incentive Stock Option and Non-Qualified Stock Option Plan, except for the Items set forth below.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

     Morgan R. Jones, the Secretary of the Company, is a partner in Drinker Biddle & Reath. Drinker Biddle & Reath is counsel to the Company and assisted the Company in the preparation of this registration statement.

ITEM 8.   EXHIBITS.
          --------

Exhibit 4 Envirogen, Inc. 1990 Incentive Stock Option and Non-Qualified Stock Option Plan, as amended through May 23, 1996.

Exhibit 5      Opinion of Drinker Biddle & Reath, counsel to the Registrant.

Exhibit 23.1   Consent of Coopers & Lybrand L.L.P. (Independent Accountants).

Exhibit 23.3   Consent of Drinker Biddle & Reath (included in Exhibit 5).

Exhibit 24 Powers of Attorney of: James A. Courter, Robert F. Hendrickson, Robert F. Johnston, Seymour L. Meisel, Robert C. Miller and Peter
               J. Neff.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lawrenceville, New Jersey, on July 31, 1996.


                                   ENVIROGEN, INC.


                                   By: /s/ Harcharan S. Gill
                                      -------------------------------------
                                      Harcharan S. Gill
                                      President


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                  Title                         Date
     ---------                  -----                         ----
/s/ Harcharan S. Gill           President, Chief              July 31, 1996
- --------------------------      Executive Officer and
    Harcharan S. Gill           Director (Principal
                                Executive Officer


/s/ Patricia A. McQueary        Controller (Principal         July 31, 1996
- --------------------------      Financial and Accounting
    Patricia A. McQueary        Officer)


         *                      Director                      July 31, 1996
- --------------------------
    James A. Courter

         *                      Director                      July 31, 1996
- --------------------------
    Robert F. Hendrickson

         *                      Director                      July 31, 1996
- --------------------------
    Robert F. Johnston

         *                      Director                      July 31, 1996
- --------------------------
    Seymour L. Meisel

         *                      Director                      July 31, 1996
- --------------------------
    Robert C. Miller

         *                      Director                      July 31, 1996
- --------------------------
    Peter J. Neff

 * /s/ HARCHARAN S. GILL
- -------------------------
  Attorney-in-fact

                                 EXHIBIT INDEX

       Exhibit No.       Title
       -----------       -----
         4               Envirogen, Inc. 1990 Incentive Stock Option and
                         Non-Qualified Stock Option Plan, as amended through May
                         23, 1996.

         5               Opinion of Drinker Biddle & Reath, counsel to the
                         Registrant.

         23.1            Consent of Coopers & Lybrand L.L.P.
                         (Independent Accountants)

         23.3            Consent of Drinker Biddle & Reath (included in Exhibit
                         5).

         24              Powers of Attorney of: James A. Courter, Robert F.
                         Hendrickson, Robert F. Johnston, Seymour L. Meisel,
                         Robert C. Miller and Peter J. Neff.